UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia		22611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on May 17, 2016 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected four directors to serve for three-year terms and approved the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and approved the non-binding resolution to endorse the Company’s executive compensation program. The voting results for each proposal are as follows:

1.	To elect four directors to serve for a term of three years each expiring at the 2019 Annual Meeting of Shareholders:

	For	Withheld	Broker Non Vote
Thomas T. Gilpin	2,050,682	28,777	635,382
Scott M. Hamberger	2,041,294	38,165	635,382
John R. Milleson	2,050,932	28,527	635,382
Robert W. Smalley, Jr.	2,035,540	43,919	635,382

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C., as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstain
2,701,948	9,833	3,060

3.	To approve the following advisory (non-binding) proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

For	Against	Abstain	Broker Non Vote
1,976,909	61,537	41,013	635,382

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2016

Eagle Financial Services, Inc.

By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Vice President and CFO

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